                                iVillage [logo]



FOR IMMEDIATE RELEASE

              iVillage Inc. Announces Q3 2001 EBITDA Profitability

       Sequential Revenue Increases 19 Percent, Exceeding Financial Goals

NEW YORK - October 25, 2001 - iVillage Inc. (Nasdaq: IVIL), a leading women's media company and the number one brand serving women online, today announced financial results for the third quarter ended September 30, 2001, exceeding the Company's previously stated revenue and Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) profitability guidance for the quarter. This is the first time in its history that iVillage has achieved positive EBITDA. Third quarter results reported in this press release and financial tables exclude one-time and certain non-cash charges.(1)

For the quarter ended September 30, 2001, iVillage reported EBITDA of $0.4 million. This compares to EBITDA loss of $16.1 million (pro forma) for the second quarter 2001, excluding restructuring and non-cash charges. Third quarter 2000 EBITDA loss totaled $24.2 million (pro forma) excluding non-cash charges.

For the third quarter 2001, iVillage reported revenues totaling $18.1 million. This is an increase of 19 percent over second quarter revenues of $15.2 million (pro forma) and a decrease of 38 percent from third quarter 2000 revenues of $29.0 million (pro forma). $9.2 million of the decrease in year-to-year revenues was attributable to revenue from dot.com companies.

Doug McCormick, Chairman and Chief Executive Officer of iVillage stated, "During the third quarter we delivered on our promise of increased revenues over the prior quarter and EBITDA profitability. We achieved this milestone through a combined and determined company-wide effort. This proves iVillage is up to the challenge of a difficult marketplace and poised to reap the benefits when the market normalizes."

Net loss totaled $5.9 million for the third quarter 2001, or ($0.11) per share. This is a decrease of 87 percent compared to a net loss of $44.4 million (pro forma) or ($0.81) per share for the same period one year ago.

"With our acquisition of Women.com, we took two companies that were losing money and, in the span of a quarter, created one, strong company that has turned EBITDA positive," McCormick continued. "We believe that as the market for our services comes back, our profits will continue to grow. We have proven that even in the toughest environment our infrastructure and management team have the flexibility to respond and deliver."

At the end of the third quarter 2001, iVillage had approximately $43.7 million in cash, cash equivalents and restricted cash on its balance sheet. The Company continues to carry no debt.

                             QUARTERLY DEVELOPMENTS

Continued Focus on Sponsors

o Despite the downturn in the online advertising market, blue chip companies continue to believe in the strength and value of advertising on the iVillage Network. During the third quarter, iVillage signed 23 new advertisers and deepened relationships with current advertisers adding 16 new brands. New advertisers and companies expanding their brands include: Clairol, HealthSouth, Johnson & Johnson, MGM Pictures, Pfizer, Procter & Gamble, Revlon, Universal Pictures and Weight Watchers.

o iVillage also launched what it has coined NTVQ (Near Television Quality) ads across the network bringing streaming video commercials to iVillage visitors. These new ad formats heighten the selling power of iVillage. The first NTVQ ads are from P&G's Pampers, Swiffer and Tide and can be seen at www.ivillage.com/tide and www.ivillage.com/pampers.

o iVillage continued to sell research services that evaluate advertising impact on iVillage, brand awareness and purchase intent. Clients participating during the third quarter include Almay, Clorox, Procter & Gamble, Unilever and Wal-Mart.

o The Company continues to focus on diversifying revenue streams. During the third quarter iVillage businesses including The Newborn Channel, Business Women's Network, Lamaze Publishing and iVillage Solutions accounted for approximately 40 percent of revenues.

o iVillage and its affiliates have nearly 200 of the Fortune 500 companies as customers.

o iVillage sold more than 22 member mailings during the third quarter. The Company sends more than 60 million opt-in newsletters each month with an average open rate nearly 200 percent higher than the industry average open rate.

iVillage Enters U.S. Top 25 Web and Digital Media Properties, Key Metrics
Increase

o iVillage ranked 25th out of Jupiter Media Metrix's top 50 Web and Digital Media properties with more than 13 million unique visitors for September 2001,(2) up from 30th at the close of the second quarter.

o Community continued to be strong with iVillage maintaining its rank as the #1 women's community site and the #3 community site among the top 50 sites on the Web.

o Traffic to iVillage grew to 343 million average monthly pageviews, an increase of 69% when compared to 203 million average monthly page views for the same period in 2000.

o iVillage continues to show strong stickiness, ranking 13th among the top 50 Web sites in terms of time spent per month. Visitors spent an average of approximately 29.5 minutes on the site and returned an average of 2.4 times per month according to Jupiter Media Metrix.

o Membership to iVillage grew to 9 million, an increase of nearly 30% over the previous quarter. Members provide iVillage with confidential demographic information that is used in aggregate to create targeted advertising and marketing programs.

o According to DART, iVillage UK continued to be the number one destination for UK women.

iVillage Bolsters Health Offerings

o iVillage and Prevention magazine have partnered to report on important health issues and provide consumers practical advice on how to solve them on the Internet. The partnership also includes integrated marketing programs, e-commerce programs and revenue sharing on the advertising sold on the Prevention.com Website.

o iVillage announced an agreement with Healthology, a leading online health content producer and distributor of streaming video Webcasts, that gives iVillage visitors access to a library of health, wellness and lifestyle content specifically catered to women's issues. The content will be accessed through iVillage's health area, iVillageHealth.com, which is a leading online consumer health site.

o iVillageHealth.com was awarded the 2001 American Podiatric Medical Association Journalism Award for excellence in media coverage in podiatric medicine and foot care. iVillage was the joint recipient of this award with a Washington Post columnist.

Women.com Relaunch

o This week, iVillage relaunched Women.com as a complement to the solutions offered on iVillage.com. The new site is skewed more toward the younger iVillage demographics. Women.com launched with five departments: Sex & Dating, Entertainment, Style (includes Shopping), Horoscopes, and Games. The site will also offer daily gossip and entertainment news. Additionally, movie and TV reviews and soap opera news, as well as music news, downloads and videos will be available.

o Building on iVillage's strong community base, Women.com offers message boards related to the site's editorial content. The site has message boards for women who want to talk about entertainment, sex, dating, friendships, fashion trends and celebrity gossip, among other topics.

o Women.com provides both new and current advertisers expanded opportunities with its unique positioning in the market. Through the iVillage network, sponsors have an expanded and diverse platform to reach their intended audience through the most comprehensive online destination for women in the world.

About iVillage Inc.

iVillage Inc. is a leading women's media company and the number one brand serving women online. iVillage includes iVillage.com, Women.com, Business Women's Network, Lamaze Publishing, The Newborn Channel, iVillage Solutions and Astrology.com. iVillage.com is a leading online women's destination providing practical solutions and everyday support for women 18 and over. Lamaze Publishing produces advertising-supported educational materials for expectant and new parents. The Newborn Channel is a satellite television network in over 1,000 hospitals nationwide.

iVillage.com is organized into branded communities across multiple topics of high importance to women and offers interactive services, peer support, content and online access to experts and tailored shopping opportunities. Content areas include Astrology, Babies, Beauty, Diet & Fitness, Entertainment, Food, Health, Home & Garden, Lamaze, Money, Parenting, Pets, Pregnancy, Relationships, Shopping, and Work.

Established in 1995 and headquartered in New York City, iVillage Inc. (Nasdaq:
IVIL) is recognized as an industry leader in developing innovative sponsorship and commerce relationships that match the desire of marketers to reach women with the needs of iVillage.com members for relevant information and services.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: iVillage Inc. has included in this press release certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage's business, operations and financial condition. The words or phrases "can be", "expects", "may affect", "may depend", "believes", "estimate", "project" and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future performance. Actual results could differ materially from those anticipated in such forward-looking statements due to a number of factors, some of which are beyond iVillage's control, in addition to those discussed in iVillage's other press releases, public filings and statements by iVillage's management, including (i) the volatile and competitive nature of the Internet industry, (ii) changes in domestic and foreign economic, political and market conditions, (iii) the effect of federal, state and foreign regulation on iVillage's business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage's business and financial condition, (v) iVillage's ability to establish and maintain relationships with advertisers, sponsors, and other third party providers and partners, (vi) the impact of pending litigation on iVillage's business and financial condition and (vii) iVillage's ability to successfully integrate and manage its acquisition of Women.com Networks, Inc. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

                                      # # #

CONTACTS:

iVillage Inc.

Carl Fischer (media)
212.600.6502
cfischer@mail.ivillage.com

Antonia Trigiani (investors)
212.600.6501
atrigiani@mail.ivillage.com

The Abernathy MacGregor Group Inc.

Carina Thate
212.371.5999
cct@abmac.com



--------
(1) One-time charges for the third quarter 2001 relate to iVillage's acquisition of the Business Women's Network and non-cash charges related to iVillage's agreements with Hearst and NBC. All results reported are based on continuing operations. Pro forma results prior to the third quarter 2001 include Women.com.
(2) Jupiter Media Metrix custom report, September 2001.

iVillage Inc. and Women.com
Pro Forma Income Statement ($ in Million except for per share amounts)



                                               Mar-00      Jun-00     Sep-00     Dec-00      FY 00     Mar-01     Jun-01     Sep-01
                                              -------      ------     ------     ------      -----     ------     ------     -------
Revenue                                     $ 32.469    $ 31.667   $ 29.036   $ 26.827  $ 119.999   $ 18.994   $ 15.226   $ 18.066
Growth q-q                                                    -2%        -8%        -8%                  -29%       -20%        19%
Growth Y/y                                                                                               -42%       -52%       -38%

Editorial, product development & technology    17.393      18.624     20.158     18.718     74.893     16.956     12.764      8.171
  % of Revenues                                   54%         59%        69%        70%        62%        89%        84%        45%
Sales and marketing                            27.239      24.510     25.527     23.878    101.154     16.068     13.311      8.008
  % of Revenues                                   84%         77%        88%        89%        84%        85%        87%        44%
General and administrative                      8.312       7.776      8.262      5.260     29.610      3.624      6.500      3.642
  % of Revenues                                   26%         25%        28%        20%        25%        19%        43%        20%
Restructuring Charges                               -           -          -      0.418      0.418      0.643      3.640          -
  % of Revenues                                    0%          0%         0%         0%         0%         3%        24%         0%
Depreciation and amortization                  22.179      22.335     22.597     15.698     82.809      8.409      8.852      7.092
  % of Revenues                                   68%         71%        78%        59%        69%        44%        58%        39%
Impairment of goodwill                              -           -     98.056     36.933    134.989          -          -          -
  % of Revenues                                    0%          0%       338%       138%       112%         0%         0%         0%
                                            ----------------------------------------------------------------------------------------
Total operating expenses                       75.123      73.245    174.600    100.905    423.873     45.700     45.067     26.913
  % of Revenues                                  231%        231%       601%       376%       353%       241%       296%       149%

                                             ---------------------------------------------------------------------------------------
Pro forma loss from operations                (42.654)    (41.578)  (145.564)   (74.078)  (303.874)   (26.706)   (29.841)    (8.847)

Interest income, net                            2.679       2.291      2.130      1.712      8.812      1.226      0.710      0.620
Other income/(expense), net                     0.161      (0.038)     0.400      0.072      0.595      0.087     (0.895)    (0.147)
Writedown of investments                                   (8.079)    (8.900)    (0.517)   (17.496)    (0.104)                    -
Gain on sale of assets                              -           -          -          -          -          -          -      0.385
Loss from unconsolidated joint venture              -           -     (0.115)    (0.307)    (0.422)    (0.127)         -          -
Minority interest                                   -           -          -          -          -     (0.021)     0.130     (0.052)
                                             ---------------------------------------------------------------------------------------
Pro forma net loss from continuing
  operations                                  (39.814)    (47.404)  (152.049)   (73.118)  (312.385)   (25.645)   (29.896)    (8.041)
Discontinued operations                        (3.602)     (9.251)     0.409     (0.195)   (12.639)         -          -          -
                                             ---------------------------------------------------------------------------------------
                                                                                          -----------
Pro forma net loss                           $(43.416)  $ (56.655) $(151.640)  $(73.313) $(325.024)  $(25.645)  $(29.896)  $ (8.041)

Pro forma net loss per share from
 continuing operations, excluding
 impairment of goodwill, investment
 writedowns, restructuring charges
 and gain on sale of assets                  $  (0.73)    $ (0.72)   $ (0.83)   $ (0.65)   $ (2.92)   $ (0.46)   $ (0.48)   $ (0.15)

 Pro forma net loss per share                $  (0.80)    $ (1.04)   $ (2.78)   $ (1.34)   $ (5.95)   $ (0.47)   $ (0.55)   $ (0.15)
 Shares out                                      54.5        54.5       54.5       54.6       54.6       54.5       54.5       54.5

Additional Financial Information
Revenue from barter                             0.808       0.903      0.965      0.900      3.576      0.535      0.799      0.435
  % of Revenues                                    2%          3%         3%         3%         3%         3%         5%         2%
Sales and marketing related to NBC/Hearst       3.292       2.815      0.640      0.640      7.387      0.640      2.140      1.591
Pro forma EBITDA                              (20.475)    (19.243)   (24.911)   (21.447)   (86.076)   (18.297)   (20.989)    (1.755)
Pro forma EBITDA - excluding NBC/Hearst       (17.183)    (16.428)   (24.271)   (20.807)   (78.689)   (17.657)   (18.849)    (0.164)

Balance Sheet and Other Highlights
Cash & Restricted Cash (in millions)           161.20      131.70     109.34      88.35      88.35      66.42      62.88      43.67
Average monthly pageview (in 000)*                149         166        204        214                   241        252        343
Member & Member equivalents (mill)*             4.942       5.287      5.738      5.998                 6.638      7.024      9.207


* Unaudited data
                         iVillage Inc. and Subsidiaries
            Pro Forma Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)
                                   (Unaudited)



                                                                 Three months ended                 Nine months ended
                                                                    September 30,                     September 30,
                                                                 -------------------              --------------------
                                                                 2001           2000              2001            2000
                                                                 ----           ----              ----            ----
                                                                            (Pro Forma)        (Pro Forma)     (Pro Forma)

Revenues                                                       $  18,066     $  29,036          $  52,286      $   93,173

Operating expenses:
Editorial, product development and technology                      8,171        20,221             37,514          56,145
Sales and marketing                                                5,767        24,868             32,186          70,713
Sales and marketing - NBC/Hearst expenses                            142             -              1,642           4,830
General and administrative                                         3,619         8,163             13,484          23,914
Depreciation and amortization                                      7,092        22,597             24,353          67,111
                                                               ---------     ---------          ---------      ----------
     Total operating expenses                                     24,791        75,849            109,179         222,713
                                                               ---------     ---------          ---------      ----------

     Pro forma loss from operations                               (6,725)      (46,813)          (56,893)        (129,541)

Interest income, net                                                 620         2,130             2,556            7,099
Other income/(expense), net                                         (147)          400              (955)             523
Gain on sale of assets                                               385             -               385                -
Loss from unconsolidated joint venture                                 -          (115)             (127)            (115)
                                                               ---------     ---------          ---------      ----------

Pro forma net loss before minority interest                       (5,867)      (44,398)          (55,034)        (122,033)

Minority interest                                                    (52)            -                57                -
                                                               ---------     ---------          ---------      ----------

Pro forma net loss from continuing operations                  $  (5,919)    $ (44,398)         $(54,977)      $ (122,033)
                                                               =========     =========          =========      ==========

Pro forma basic and diluted net loss per share from
  continuing operations                                        $   (0.11)    $   (0.81)         $  (1.01)      $    (2.24)
                                                               =========     =========          =========      ==========

Pro forma weighted average shares of common stock
  outstanding used in computing basic and diluted net
  loss per share from continuing operations                       54,530        54,547            54,541           54,519
                                                               =========     =========          =========      ==========

Other supplemental information:
Pro forma EBITDA/(EBITDA Loss)                                 $     367     $ (24,216)         $(32,540)      $  (62,430)
                                                               =========     =========          =========      ==========
Pro forma EBITDA/(EBITDA Loss), excluding NBC/Hearst
  expenses                                                     $     509     $ (24,216)         $(30,898)      $  (57,600)
                                                               =========     =========          =========      ==========

The Pro Forma Condensed Consolidated Statements of Operations include Women.com actuals.

Pro Forma results include the effect of amortization expense from the $28.8 million of goodwill recognized from the Women.com acquisition, as if the acquisition was completed on January 1, 2000.

Pro Forma results exclude the effects of the following non-cash and one-time charges:
      Expense recognized in connection with the issuance of
        warrants and stock options                             $     664     $     695          $  2,760       $   2,199
      Writedown of investments                                 $       -     $   8,900          $    104       $  16,979
      Impairment of goodwill                                   $       -     $  98,056          $      -       $  98,056
      Restructuring charges                                    $       -     $       -          $  4,283       $       -
      Non-cash print advertising costs                         $     809     $       -          $    809       $       -
      Acquisition-related costs                                $     650     $       -          $    650       $       -


                         iVillage Inc. and Subsidiaries
                 Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)
                                   (Unaudited)



                                                            Three months ended                Nine months ended
                                                               September 30,                    September 30,
                                                          --------------------              ----------------------
                                                          2001           2000               2001            2000
                                                      -------------  --------------     -------------   --------------
                                                                                     (Unaudited)
Revenues                                               $    18,066    $     20,191       $    42,088     $     57,687

Operating expenses:
Editorial, product development and technology                8,171           9,413            25,192           26,582
Sales and marketing                                          6,417          12,290            22,423           35,901
Sales and marketing - NBC expenses                           1,591             640             4,371            6,747
General and administrative                                   3,642           4,896            10,181           17,960
Restructuring charge                                             -               -             4,283                -
Depreciation and amortization                                7,092          10,767            16,531           33,526
Impairment of goodwill                                           -          98,056                 -           98,056
                                                      -------------  --------------     -------------   --------------

     Total operating expenses                               26,913         136,062            82,981          218,772
                                                      -------------  --------------     -------------   --------------

     Loss from operations                                   (8,847)       (115,871)          (40,893)        (161,085)

Interest income, net                                           620           1,315             2,041            4,195
Other income/(expense), net                                   (147)            400               (60)             523
Writedown of investments                                         -          (5,100)             (104)         (13,179)
Gain on sale of assets                                         385               -               385                -
Loss from unconsolidated joint venture                           -            (115)             (127)            (115)
                                                      -------------  --------------     -------------   --------------

Net loss before minority interest                           (7,989)       (119,371)          (38,758)        (169,661)

Minority interest                                              (52)              -                57                -
                                                      -------------  --------------     -------------   --------------

Net loss from continuing operations                         (8,041)       (119,371)          (38,701)        (169,661)

Discontinued operations                                          -             409                 -          (11,727)
                                                      -------------  --------------     -------------   --------------

Net loss attributable to common stockholders           $    (8,041)  $    (118,962)     $    (38,701)   $    (181,388)
                                                      =============  ==============     =============   ==============

Basic and diluted net loss per share from
  continuing operations                                $     (0.15)  $       (4.02)     $      (0.99)   $       (5.71)
                                                      =============  ==============     =============   ==============

Basic and diluted net loss per share                   $     (0.15)   $      (4.00)      $     (0.99)    $      (6.11)
                                                      =============  ==============     =============   ==============

Weighted average shares of common stock
  outstanding used in computing basic and
  diluted net loss per share                                54,530          29,704            39,253           29,704
                                                      =============  ==============     =============   ==============

Other supplemental information:
EBITDA loss                                            $   (1,755)   $     (7,048)      $   (24,362)    $    (29,503)
                                                      =============  ==============     =============   ==============
EBITDA loss, excluding NBC/Hearst expenses             $     (164)   $     (6,408)      $   (19,991)    $    (22,756)
                                                      =============  ==============     =============   ==============


                         iVillage Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets

                                 (in thousands)
                                   (Unaudited)


                                                         September 30,     December 31,
                                                             2001             2000
                                                         -------------     ------------
                ASSETS:

Current assets:
Cash and cash equivalents                               $     34,419    $     48,963
Accounts receivable, net                                       9,588           7,864
Other current assets                                          14,310           9,700
                                                        ------------    ------------
Total current assets                                          58,317          66,527

Restricted cash                                                9,250           9,250
Fixed assets, net                                             22,652          20,057
Goodwill and intangible assets, net                           57,138          36,432
Other assets                                                     289             137
Non-current assets of discontinued operations                     56              56
                                                        ------------    ------------
Total assets                                            $    147,702    $    132,459
                                                        ============    ============

 LIABILITIES and STOCKHOLDERS' EQUITY:

Current liabilities:
    Accounts payable and accrued expenses               $     20,694    $     18,695
    Deferred revenue                                           4,934           6,337
    Deferred rent                                                361             361
    Net current liabilities of discontinued operations           178             882
                                                        ------------    ------------
       Total current liabilities                              26,167          26,275

Deferred rent, net of current portion                          4,547           4,818
                                                        ------------    ------------
       Total liabilities                                      30,714          31,093

Minority interest                                                 52               -

Commitments and contingencies

Stockholders' equity                                         116,936         101,366
                                                        ------------    ------------
Total liabilities and stockholders' equity              $    147,702    $    132,459
                                                        ============    ============